70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. STOCKHOLDERS APPROVE
ACQUISITION BY ARROW ELECTRONICS, INC.

MELVILLE, NY, — December 7, 2010 — Nu Horizons Electronics Corp. (NasdaqGS: NUHC), a leading distributor of active and passive electronic components, announced today that its stockholders voted to approve the merger agreement among Nu Horizons, Arrow Electronics, Inc. (NYSE: ARW) and a wholly-owned subsidiary of Arrow, pursuant to which Nu Horizons will be acquired by Arrow. Upon consummation of the merger, which remains subject to certain remaining customary closing conditions and regulatory approvals, Nu Horizons’ stockholders will receive $7.00 for each share of Nu Horizons common stock they own.  The companies expect the transaction to close in early 2011.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. (NasdaqGS: NUHC) is a leading global distributor of advanced technology semiconductor, display, illumination, power, system and telecommunication solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the risk that the acquisition of the Company by Arrow Electronics, Inc. does not close, including the risk that the requisite regulatory approvals may not be obtained; the level of business and consumer spending for electronic products; the competitive environment within the electronics industry; the ability of the Company to expand its operations; the financial strength of the Company's customers and suppliers; the cyclical nature of the distributor industry; pricing and gross margin pressures; loss of key customers; the ability to control costs and expenses; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving governmental regulation.  Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The Company does not undertake any obligation to update its forward-looking statements.

Nu Horizons Electronics Corp. Stockholders Approve	December 7, 2010
Acquisition by Arrow Electronics, Inc.

Company Contact:
Kurt Freudenberg
Executive Vice President and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

Investor Relations:
Darrow Associates, Inc
Jordan M. Darrow
631-367-1866
jdarrow@darrowir.com